UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

17 South Briar Hollow Lane, Suite 100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 881-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 27, 2018, Josh C. Anders, Executive Vice President, Chief Financial Officer and Treasurer, of Adams Resources & Energy, Inc. (the “Company”), and its principal accounting and financial officer, notified the Company of his intent to resign from the Company effective in mid-April 2018, and will join an upstream exploration and production company. It is expected that Mr. Anders will remain in his current position until mid-April 2018. Mr. Anders’ departure was not the result of any disagreements with the Company regarding accounting, financial reporting, operations, policies, practices or otherwise. Upon Mr. Anders’ departure, Sharon C. Davis, the Company’s Vice President, Chief Accounting Officer and Chief Operating Officer, will assume the duties of Chief Financial Officer and principal accounting officer on an interim basis until Mr. Anders’ successor is chosen and appointed by the Board of Directors of the Company.

Ms. Davis, age 58, currently serves as the Company’s Executive Vice President, Chief Operating Officer and Chief Accounting Officer. Ms. Davis was appointed as Executive Vice President and Chief Operating Officer in March 2015, and has been employed with us since 1992.

There are no understandings or arrangements between Ms. Davis and any other person pursuant to which Ms. Davis was selected to serve as interim principal accounting officer, other than her employment relationship set forth above. Ms. Davis does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Adams Resources & Energy, Inc. issued March 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:	March 28, 2018	By:	/s/ Townes G. Pressler
Townes G. Pressler
Executive Chairman
(Principal Executive Officer)